                   FIRST METLIFE INVESTORS INSURANCE COMPANY
                                [200 Park Avenue
                              New York, NY 10166]

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

THIS RIDER FORMS A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE AS OF THE ISSUE DATE SPECIFIED ON THE CONTRACT SCHEDULE. IN THE CASE OF A CONFLICT WITH ANY PROVISION OF THE CONTRACT (INCLUDING BUT NOT LIMITED TO THE ENHANCED DOLLAR COST AVERAGING ("EDCA") RIDER), THE PROVISIONS OF THIS RIDER WILL CONTROL. THIS RIDER'S PROVISIONS WILL REMAIN PART OF THE CONTRACT UNTIL TERMINATED IN ACCORDANCE WITH THE PROVISIONS BELOW.

THIS RIDER AMENDS THE CONTRACT AS FOLLOWS:

                GUARANTEED LIFETIME WITHDRAWAL BENEFIT ("GLWB")

This Rider guarantees that you will receive guaranteed lifetime income from the Contract in an amount equal to the Annual Benefit Payment each year, as described under "Effect of the Account Value Reducing to Zero" below. You will not receive guaranteed lifetime income if your Account Value is reduced to zero due to a withdrawal prior to the Lifetime Withdrawal Age or due to an Excess Withdrawal (see "Benefit Base - Effect of Withdrawals" below).

For purposes of this Rider, "you" refers to the Owner of the Contract, or to the oldest Joint Owner, or to the Annuitant if the Owner is a non-natural person. "You" also refers to the surviving spouse after continuation if continued under this Rider's Spousal Continuation provision, described below.

The Benefit Base is the amount that we use to determine your Annual Benefit Payment (see "Benefit Base" and "Annual Benefit Payment" below), and is also the amount to which the Fee Rate (see "Rider Charge" below), as specified on the Contract Schedule, is applied. The Benefit Base may increase by the Rollup Rate and/or Automatic Step-Ups (see "Benefit Base - Effect of the Rollup Rate" and "Automatic Step-Up" below). The Benefit Base cannot be withdrawn in a lump sum or paid as a death benefit, and is not an amount that is guaranteed to be returned to you.

After the Lifetime Withdrawal Age, the Annual Benefit Payment is the maximum amount that may be withdrawn in the current Contract Year without triggering a Proportional Adjustment to the Benefit Base (see "Benefit Base - Effect of Withdrawals" below). As long as your Account Value has not been reduced to zero, your Annual Benefit Payment equals the applicable Withdrawal Rate, specified on the Contract Schedule, multiplied by the Benefit Base.

If your Account Value is reduced to zero and lifetime payments are to begin as described in "Effect of the Account Value Reducing to Zero" below, the Annual Benefit Payment will equal the applicable Lifetime Guarantee Rate, specified on the Contract Schedule, multiplied by the Benefit Base.

You should carefully consider when to begin taking withdrawals under this Rider. If you begin taking withdrawals too soon, your Benefit Base may not be increased by the Rollup Rate. Also, if you delay taking withdrawals for too long, you may limit the number of years available for you to take withdrawals in the future (due to life expectancy).

Under this Rider, your Purchase Payment allocation and all transfers and reallocations of your Account Value must meet the allocation requirements applicable to the Subaccounts and other accounts included by rider as set forth in "Allocation, Transfer and Rebalancing" below.

YOU MAY ELECT TO CANCEL THIS RIDER BY PROVIDING NOTICE TO US DURING THE CANCELLATION WINDOW PERIODS, IF ANY, SPECIFIED ON THE CONTRACT SCHEDULE. FOR CANCELLATIONS TAKING PLACE AFTER THE GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY DATE, SPECIFIED ON THE CONTRACT SCHEDULE, A GUARANTEED PRINCIPAL ADJUSTMENT (SEE "CANCELLATION/GUARANTEED PRINCIPAL ADJUSTMENT" BELOW) MAY BE ADDED TO YOUR ACCOUNT VALUE. IF CANCELLED, THIS RIDER WILL TERMINATE AND WE WILL NO LONGER DEDUCT THE RIDER CHARGE (SEE "RIDER CHARGE" BELOW) AND THE ALLOCATION REQUIREMENTS DESCRIBED IN "ALLOCATION, TRANSFER AND REBALANCING" BELOW WILL NO LONGER APPLY.

THIS RIDER WILL TERMINATE UPON THE EARLIEST OF: (A) THE DATE YOU MAKE A WITHDRAWAL AND YOUR ACCOUNT VALUE IS REDUCED TO ZERO (SEE "EFFECT OF THE ACCOUNT VALUE REDUCING TO ZERO" BELOW); (B) THE DATE THERE ARE INSUFFICIENT FUNDS TO DEDUCT THE RIDER CHARGE FROM YOUR ACCOUNT VALUE (SEE "EFFECT OF THE ACCOUNT VALUE REDUCING TO ZERO" BELOW); (C) DEATH OF THE OWNER OR JOINT OWNER (OR THE ANNUITANT IF THE OWNER IS A NON-NATURAL PERSON) UNLESS CONTINUED UNDER "SPOUSAL CONTINUATION"; (D) DEATH OF THE OWNER AFTER SPOUSAL CONTINUATION; (E) THE DATE YOU ANNUITIZE ANY PORTION OF YOUR ACCOUNT VALUE AND BEGIN INCOME PAYMENTS; (F) THE EFFECTIVE DATE OF THE CANCELLATION OF THE RIDER; (G) UPON A CHANGE IN OWNERSHIP (OR ASSIGNMENT) OF THE CONTRACT EXCEPT FOR CERTAIN CHANGES AS

                                  Page 1 of 11
7-4-GLWB-1 (02/15)

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DESCRIBED IN "TERMINATION OF RIDER" BELOW; OR (H) TERMINATION OF THE CONTRACT TO
WHICH THIS RIDER IS ATTACHED. SEE "TERMINATION OF RIDER" BELOW. IF THIS RIDER TERMINATES (EXCEPT FOR A TERMINATION UNDER C, D OR F UNDER "TERMINATION OF
RIDER" BELOW) A PRO RATA PORTION OF THE RIDER CHARGE WILL BE ASSESSED. AFTER TERMINATION OF THE RIDER, THE RIDER CHARGE WILL NO LONGER BE ASSESSED.

                  RESTRICTIONS ON SUBSEQUENT PURCHASE PAYMENTS

We may reject subsequent Purchase Payments by sending advance written Notice to you if any of the changes described in the "Restrictions on Subsequent Purchase Payments" section of the Contract Schedule occur.

Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.

                                  BENEFIT BASE

The Benefit Base is the amount that we use to determine your Annual Benefit Payment (see "Annual Benefit Payment" below), and is also the amount to which the Fee Rate, as specified on the Contract Schedule, is applied. The Benefit Base cannot be withdrawn in a lump sum or paid as a death benefit, and is not an amount that is guaranteed to be returned to you.

As of the Issue Date, the initial Benefit Base is equal to the Initial Purchase Payment. The Benefit Base will be increased by the amount of each Purchase Payment made.

EFFECT OF WITHDRAWALS

Withdrawals prior to the Lifetime Withdrawal Age:
------------------------------------------------
Any withdrawal that occurs prior to the Lifetime Withdrawal Age, specified on the Contract Schedule, will decrease the Benefit Base in the same proportion as the amount of the withdrawal (including Withdrawal Charges, if any) divided by the Account Value prior to the withdrawal (a "Proportional Adjustment").

For example, if the Benefit Base is $120,000, the Account Value is $100,000 and you withdraw $10,000 (including any Withdrawal Charge), then your Benefit Base is decreased by $12,000 to $108,000 [$120,000 x ($10,000/$100,000) = $12,000].

Withdrawals after the Lifetime Withdrawal Age:
----------------------------------------------
Any withdrawal that occurs after the Lifetime Withdrawal Age is either a Non-Excess Withdrawal or an Excess Withdrawal. A "Non-Excess Withdrawal" is a withdrawal that does not exceed or cause the cumulative withdrawals for the current Contract Year to exceed the Annual Benefit Payment. Non-Excess Withdrawals do not reduce the Benefit Base.

An "Excess Withdrawal" is a withdrawal that causes the cumulative withdrawals for the current Contract Year to exceed the Annual Benefit Payment. An Excess Withdrawal, and any subsequent withdrawals that occur in that Contract Year, trigger a Proportional Adjustment to the Benefit Base.

EFFECT OF THE ROLLUP RATE

On each Contract Anniversary on or before the Rollup Rate Period End Date, specified on the Contract Schedule, if no withdrawals occurred in the previous Contract Year, the Benefit Base will be increased by an amount equal to the Rollup Rate, specified on the Contract Schedule, multiplied by the Benefit Base before such increase.

On each Contract Anniversary on or before the Rollup Rate Period End Date, specified on the Contract Schedule, if a withdrawal occurred in the previous Contract Year, the Benefit Base will not be increased by the Rollup Rate.

The Benefit Base will not be increased by the Rollup Rate after the Rollup Rate Period End Date.

The Benefit Base may also increase due to an Automatic Step-Up as described below. The Rollup Rate, if applicable, is applied before deducting any Rider Charge and before taking into account any Automatic Step-Up occurring on such Contract Anniversary.

                                  Page 2 of 11
7-4-GLWB-1 (02/15)

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                               AUTOMATIC STEP-UP

On each Automatic Step-Up Date, specified on the Contract Schedule, an Automatic Step-Up will occur provided that (a) the Account Value on that date exceeds the Benefit Base immediately before the Automatic Step-Up and (b) your Attained Age does not exceed the Maximum Automatic Step-Up Age, specified on the Contract Schedule.

An Automatic Step-Up:
--------------------

     a) Will increase the Benefit Base to the Account Value, after applying the Rollup Rate (if applicable) and after deducting any Rider Charge but prior to processing any transactions, on the date of the Automatic Step-Up;

     b) Will increase the Annual Benefit Payment to equal the Withdrawal Rate multiplied by the Benefit Base after the Automatic Step-Up; and

     c) May increase the Fee Rate if we declare a new Fee Rate. The new Fee Rate will not exceed the Maximum Fee Rate, specified on the Contract Schedule, and will not exceed the Fee Rate currently applicable to the same Rider with the same benefits, if available, for new contract purchases at the time of Automatic Step-Up. If the Fee Rate currently applicable to such Automatic Step-Up is less than or equal to your Fee Rate, your rate will not change.

          In the event that the declared Fee Rate on an Automatic Step-Up is higher than your current Fee Rate, your Fee Rate will increase upon the next Automatic Step-Up that takes effect. You will be provided a minimum of 30-days advance Notice of the applicable Automatic Step-Up Date and will be informed that you may elect to decline the Automatic Step-Up and related increased Fee Rate. If you elect to decline the Automatic Step-Up, you must provide Notice prior to the applicable Automatic Step-Up Date. Once you notify us of your decision to decline the Automatic Step-Up, you will no longer be eligible for future Automatic Step-Ups until you provide Notice that you wish to reinstate Automatic Step-Ups. This reinstatement will take effect at the next Automatic Step-Up Date.

                             ANNUAL BENEFIT PAYMENT

After the Lifetime Withdrawal Age, the Annual Benefit Payment is the maximum amount that may be withdrawn in the current Contract Year without triggering a Proportional Adjustment to the Benefit Base. Your Annual Benefit Payment equals the applicable Withdrawal Rate, specified on the Contract Schedule, multiplied by the Benefit Base. Each time a withdrawal is made, we decrease the Annual Benefit Payment by such withdrawal and the remaining amount is the "Remaining Annual Benefit Payment."

Your first withdrawal after the Lifetime Withdrawal Age determines your Withdrawal Rate. The Withdrawal Rate will not change once determined.

Prior to the Lifetime Withdrawal Age, there is no Annual Benefit Payment.

Each time the Benefit Base changes, the Annual Benefit Payment will be recalculated to equal the applicable Withdrawal Rate multiplied by the new Benefit Base.

If the Benefit Base is increased due to making a subsequent Purchase Payment, causing the Annual Benefit Payment to increase, the Remaining Annual Benefit Payment will also increase by the same amount the Annual Benefit Payment is increased.

On each Contract Anniversary, the Annual Benefit Payment is recalculated after the Rollup Rate (if applicable) is applied and any Automatic Step-Ups take effect and before any other transactions are processed.

If your Contract is a Qualified Distribution Program (see "Qualified Distribution Program" below), your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount for that Contract Year, if greater than the Annual Benefit Payment calculated as described above in this section.

If you are enrolled in both the Automated Required Minimum Distribution Service and the Systematic Withdrawal programs (see "Automated Required Minimum Distribution Service Amount" and "Systematic Withdrawal Amount" below), and you do not take additional withdrawals outside of these programs and your Remaining Annual Benefit Payment for that Contract Year is equal to zero, we will increase your Annual Benefit Payment by the amount of the withdrawals that remain to be taken under these programs in that Contract Year.

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7-4-GLWB-1 (02/15)

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If your Account Value is reduced to zero and lifetime payments are to begin as described in "Effect of the Account Value Reducing to Zero" below, the Annual Benefit Payment will equal the applicable Lifetime Guarantee Rate, specified on the Contract Schedule, multiplied by the Benefit Base.

                         QUALIFIED DISTRIBUTION PROGRAM

For purposes of this Rider, your Contract shall be a Qualified Distribution Program if the Contract is subject to the requirements of Section 401(a)(9) of the Internal Revenue Code, as may be subsequently (the "Code") and the regulations thereunder or is owned by an individual retirement account that meets the requirements of Section 408(a) of the Code or by any plan is subject to the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

                      REQUIRED MINIMUM DISTRIBUTION AMOUNT

The Required Minimum Distribution Amount is the greater of the previous and current calendar year's required minimum distribution amounts for the Qualified Distribution Program and calculated by us under Section 401(a)(9) of the Code and the regulations thereunder. The Required Minimum Distribution Amount relates solely to this Contract and without regard to required minimum distributions for any other funding vehicle or the amount determined by our automated required minimum distribution service.

             AUTOMATED REQUIRED MINIMUM DISTRIBUTION SERVICE AMOUNT

The Automated Required Minimum Distribution Service Amount is the amount withdrawn from your Contract automatically during the current Contract Year when you enroll in our automated required minimum distribution service to satisfy the required minimum distribution rules under Section 401(a)(9) of the Code and the regulations thereunder. Our automated required minimum distribution service is based on information relating to this Contract only. We ignore all other Account Values from other funding vehicles.

                          SYSTEMATIC WITHDRAWAL AMOUNT

The Systematic Withdrawal Amount is the amount withdrawn during the Contract Year under a Company-sponsored optional systematic withdrawal program, if any, where total withdrawals under the Company-sponsored systematic withdrawal program in the Contract Year do not exceed an amount equal to the Annual Benefit Payment.

                  EFFECT OF THE ACCOUNT VALUE REDUCING TO ZERO

If your Account Value is reduced to zero after the Lifetime Withdrawal Age because you make a Non-Excess Withdrawal, we will first pay you any Remaining Annual Benefit Payment in effect at the time the Account Value is reduced to zero (see "Annual Benefit Payment" above). Effective as of your next Contract Anniversary, we will then begin making monthly payments, using the applicable Lifetime Guarantee Rate, to you for the rest of your life.

If your Account Value is reduced to zero due to a withdrawal prior to the Lifetime Withdrawal Age or because you make an Excess Withdrawal, lifetime payments are not available, no further benefits will be payable under the Rider, and the Rider will terminate.

If your Account Value is reduced to zero after the Lifetime Withdrawal Age because there are insufficient funds to deduct any Rider Charge from your Account Value, we will begin making monthly payments, using the applicable Lifetime Guarantee Rate, to you for the rest of your life.

If your Account Value is reduced to zero prior to the Lifetime Withdrawal Age because there are insufficient funds to deduct any Rider Charge from your Account Value, we will begin making monthly payments, using the Lifetime Guarantee Rate that corresponds to the Lifetime Withdrawal Age, specified on the Contract Schedule, to you for the rest of your life.

While we are making Annual Benefit Payments after the Account Value is reduced to zero, no death benefit will be paid.

The Annual Benefit Payment may be paid at any other frequency acceptable to you and us, but not less frequently than annually, and will be equal to the Annual Benefit Payment divided by the number of payments per year.

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7-4-GLWB-1 (02/15)

You may elect to have your Annual Benefit Payments paid for the life of you and your spouse, provided your spouse is at least the Minimum Spousal Age, specified on the Contract Schedule, using the applicable Joint Lifetime Guarantee Rate.

Alternatively, you may elect to receive a commuted value in lieu of lifetime payments. The commuted value will be available as of the date the Account Value is reduced to zero and will be calculated based on the Annual Benefit Payment payable over your expected lifetime, not including any Remaining Annual Benefit Payment payable in the current Contract Year. On the day the Account Value is reduced to zero, we will calculate the present value of the Annual Benefit Payment payable over your expected lifetime using our then current annuity purchase rates applicable for this class of contract. The commuted value will be determined in a nondiscriminatory manner and will be at least 90% of the present value. You will have a minimum of 30 days from the date of the Notice of this option to make this election. The lump sum will be payable on the Business Day the Notice is received. We reserve the right to defer payment of the commuted value for up to six (6) months after Notice to us. During such time the scheduled lifetime payments would continue to be made and the commuted value would be re-determined at the time the commuted value is payable to reflect the remaining lifetime payments that would be due to you. We do not intend to defer payment of the commuted value, except in an emergency, after making written request and receiving approval from the New York Department of Financial Services. Payment of lump sum will terminate the Contract and all obligations of the Company.

                      ALLOCATION, TRANSFER AND REBALANCING

While the Rider is in force, unless otherwise provided on the Contract Schedule, all allocations to or transfers among Subaccounts and any other accounts included by rider are limited.

You must allocate your Purchase Payments in accordance with the following allocation requirements:

     a) a percentage, subject to the Platform 1 Percentage specified on the Contract Schedule, must be allocated to any combination of Subaccounts that we classify as Platform 1 Subaccounts, and other accounts included by rider, specified on the Contract Schedule; and

     b) a percentage, subject to the Platform 2 Percentage specified on the Contract Schedule, may be allocated to any combination of Subaccounts that we classify as Platform 2 Subaccounts, and other accounts included by rider, specified on the Contract Schedule.

If you choose to allocate a Purchase Payment to the EDCA Account, then the entire Purchase Payment must be allocated only to the EDCA Account. In addition, all transfers from an EDCA Account must be allocated to the same Subaccounts, and other accounts included by rider, as your most recent Purchase Payment allocation.

Your Account Value will be rebalanced on a quarterly basis based on your most recent Purchase Payment allocation among the Subaccounts or other accounts included by rider that complies with the allocation requirements described above. Rebalancing will also occur on the date when a subsequent Purchase Payment is received, if accompanied by new allocation instructions (in addition to the quarterly rebalancing). Quarterly rebalancing will first occur on the date that is three months from the Issue Date; provided however, rebalancing will be made on the 1st day of the following month if a quarterly rebalancing date occurs on the 29th, 30th or 31st of a month. Subsequent rebalancing will be made each quarter thereafter on the same day. In addition, if a quarterly rebalancing date is not a Business Day the reallocation will occur on the next Business Day. Withdrawals from the Contract will not result in rebalancing on the date of withdrawal.

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7-4-GLWB-1 (02/15)

You may change your Purchase Payment allocation instructions at any time upon Notice to us, provided that such instructions must comply with the allocation requirements described above. If you provide new allocation instructions for Purchase Payments and if these instructions conform to the allocation requirements described above, future Purchase Payment, EDCA Account transfer allocations and quarterly rebalancing will be made in accordance with such revised allocation instructions.

Any transfer request must result in an Account Value that meets the allocation requirements described above. Any transfer request will not cause your Purchase Payment allocation instructions to change unless a separate instruction is provided to us at the time of transfer.

We will determine whether a Subaccount or any other accounts included by rider is classified as a Platform 1 Subaccount or a Platform 2 Subaccount. We may determine or change the classification of a Subaccount, or any other accounts included by rider, in the event a Subaccount or its underlying investment option, or any other accounts included by rider, is added, deleted, substituted, merged or otherwise reorganized. In that case, any change in classification will only take effect as to your Contract in the event you make a new Purchase Payment or request a transfer among Subaccounts and any other accounts included by rider. We will provide you with prior written Notice of any changes in classification of Subaccounts or any other accounts included by rider.

For additional details of the Company's policies and procedures applicable to this Allocation, Transfer and Rebalancing section of the Rider, please contact the Company.

Any attempt to allocate Purchase Payments or Account Value to or transfer among Subaccounts, and any other accounts included by rider, not in accordance with the allocation requirements described above will not be accepted.

                                  RIDER CHARGE

As of the close of the Business Day on each Contract Anniversary, the Rider Charge will be deducted from your Account Value. The Rider Charge is equal to the Fee Rate multiplied by the Benefit Base on such Contract Anniversary (after applying any Rollup Rate, and before taking into account any Automatic Step-Up occurring on such Contract Anniversary, and before any other transactions are processed).

The initial Fee Rate is specified on the Contract Schedule. The Fee Rate may only be changed due to an Automatic Step-Up (see "Automatic Step-Up" above). The Fee Rate will not decrease.

If the Rider terminates (except for a termination under c, d or f under "Termination of Rider"), a pro rata portion of the Rider Charge will be assessed based on the number of full months from the last Contract Anniversary to the date of termination.

The Rider Charge will result in the cancellation of Accumulation Units from each applicable Subaccount (and/or reduction of any portion of the Account Value allocated to any other accounts included by rider) in the ratio the portion of the Account Value in such Subaccount (and/or other account) bears to the total Account Value.

                  CANCELLATION/GUARANTEED PRINCIPAL ADJUSTMENT

You may elect to cancel this Rider by providing Notice to us, in accordance with our administrative procedures, during the Cancellation Window Periods, if any, specified on the Contract Schedule. Upon receipt of such Notice, in accordance with our administrative procedures, a cancellation during a Cancellation Window Period will take effect at the end of the Business Day the Notice is received. If cancelled, this Rider will terminate and we will no longer deduct the Rider Charge and the allocation requirements described in "Allocation, Transfer and Rebalancing" above will no longer apply.

If such cancellation occurs after the Guaranteed Principal Adjustment Eligibility Date, specified on the Contract Schedule, and if (a) exceeds (b), as defined below, then upon cancellation, a "Guaranteed Principal Adjustment" equal to (a) - (b) will be added to the Account Value. The Guaranteed Principal Adjustment will be added to each applicable Subaccount, and any other accounts included by rider, in the ratio that the Account Value in such Subaccount, or account, bears to the total Account Value in all Subaccounts, and any other accounts included by rider.

     a) Purchase Payments credited within 120 days of the Issue Date reduced by the Proportional Adjustment attributable to any partial withdrawals
          taken.                                         ---

     b)   The Account Value on the date of cancellation.

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The Guaranteed Principal Adjustment will never be less than zero.

                              TERMINATION OF RIDER

This Rider will terminate upon the earliest of:

     a) The date you make a withdrawal and your Account Value is reduced to zero (see "Effect of the Account Value Reducing to Zero" above);

     b) The date there are insufficient funds to deduct any Rider Charge from your Account Value (see "Effect of the Account Value Reducing to Zero" above);

     c) Death of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) unless continued under "Spousal Continuation";

     d)   Death of the Owner after Spousal Continuation (This Rider will not
                             -----
          terminate upon the first Spousal Continuation of the Contract. This Rider will terminate upon any subsequent Spousal Continuations of the Contract.);

     e) The date you annuitize any portion of your Account Value and begin Income Payments;

     f)   The effective date of the cancellation of the Rider;

     g)   Upon a change in ownership (or assignment) of the Contract unless:

          i. The new Owner or assignee assumes full ownership of the Contract and is essentially the same person (e.g. an individual ownership changed to a personal revocable trust, a change to a court appointed guardian representing the Owner during the Owner's lifetime, etc.); or

          ii. The assignment is for an exchange under Section 1035 of the Code (i.e., the Rider may continue during the temporary assignment period and not terminate until the Contract is actually surrendered); or

     h)   Termination of the Contract to which this Rider is attached.

                              SPOUSAL CONTINUATION

Subject to the Minimum Spousal Age specified on the Contract Schedule, if your spouse continues the Contract under the Spousal Continuation provisions of the Contract, and this Rider is in effect at the time of the continuation, then the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse, and the surviving spouse is guaranteed to receive the Annual Benefit Payment each year for the remainder of his or her life, as described under "Effect of the Account Value Reducing to Zero" above, provided the Rider is not terminated or cancelled (see "Termination of Rider" above).

If no withdrawal has been made after the Lifetime Withdrawal Age and the Contract has been continued under Spousal Continuation, then the first withdrawal by the new Owner after the Lifetime Withdrawal Age will determine the Withdrawal Rate for the Contract.

If a withdrawal has been made after the Lifetime Withdrawal Age by the Owner prior to the Owner's death, then the Withdrawal Rate that applies after Spousal Continuation will be the same as the Withdrawal Rate in effect prior to Spousal Continuation.

If your spouse is younger than the Minimum Spousal Age requirement as set forth in the Contract Schedule, your spouse may continue the Contract; however, this Rider will terminate.

This Rider will not terminate upon the first Spousal Continuation of the Contract. This Rider will terminate upon any subsequent Spousal Continuations of the Contract.

If the Rider is continued under Spousal Continuation and the Account Value is subsequently reduced to zero because of a Non-Excess Withdrawal, or because there are insufficient funds to deduct any Rider Charge from the Account Value,

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we will make lifetime payments using the applicable Single Lifetime Guarantee
Rate to your spouse (the new Owner) for the rest of his or her life.

                                 MATURITY DATE

If the Rider is in effect and you have reached the Maturity Date of your Contract, and we do not permit you to defer the Maturity Date of your Contract, we will make an additional Annuity Option available to you that will pay you the Annual Benefit Payment for as long as you live.

                            COMPLIANCE WITH TAX CODE

This Rider will be interpreted and administered in accordance with Section 72(s) or Section 401(a)(9) of the Code (including Section 401(a)(9)(B) of the Code) and the regulations thereunder as applicable.

We reserve the right to amend this Rider and accelerate distributions where necessary to comply with the Code (including, but not limited to Section 72(s) of the Code or Section 401(a)(9) of the Code).

                                    EXAMPLES

The purpose of examples 1 through 5 is to illustrate the operation of the GLWB Rider when withdrawals are taken prior to the Lifetime Withdrawal Age and when Non-Excess and Excess Withdrawals are taken after the Lifetime Withdrawal Age. The purpose of Example 6 is to illustrate the allocation requirements applicable to the Subaccounts, and other accounts included by rider, as described in "Allocation, Transfer and Rebalancing" above.

The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including investment allocations and the investment experience of the investment options chosen. The examples do not reflect the deduction of fees and charges and applicable income taxes and penalties.

Examples 1 and 2 assume that a withdrawal is taken prior to attaining the Lifetime Withdrawal Age. Any withdrawal that occurs prior to the Lifetime Withdrawal Age will decrease the Benefit Base in the same proportion as the amount of the withdrawal (including Withdrawal Charges, if any) divided by the Account Value prior to the withdrawal (a "Proportional Adjustment"). Prior to the Lifetime Withdrawal Age the Annual Benefit Payment is $0.

EXAMPLE #1 - WITHDRAWAL PRIOR TO THE LIFETIME WITHDRAWAL AGE WHEN THE ACCOUNT VALUE IS LESS THAN THE BENEFIT BASE:

Benefit Base                                $10,000
Account Value ("AV")                        $4,000
Withdrawal in Contract Year 11              $600
AV after withdrawal                         $3,400
Benefit Base after withdrawal               $8,500

This example assumes a withdrawal is taken prior to the Lifetime Withdrawal Age, so the Benefit Base will be reduced in the same proportion as the withdrawal reduces the Account Value. The Benefit Base is reduced by $1,500 to $8,500 [$10,000 x ($600/$4,000) = $1,500].


EXAMPLE #2 - WITHDRAWAL PRIOR TO THE LIFETIME WITHDRAWAL AGE WHEN THE ACCOUNT VALUE IS GREATER THAN THE BENEFIT BASE:

Benefit Base                                $10,000
AV                                          $12,000
Withdrawal in Contract Year 11              $600
AV after withdrawal                         $11,400
Benefit Base after withdrawal               $9,500

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

This example assumes a withdrawal is taken prior to the Lifetime Withdrawal Age, so the Benefit Base will be reduced in the same proportion as the withdrawal reduces the Account Value. The Benefit Base is reduced by $500 to $9,500 [$10,000 x ($600/$12,000) = $500].

Examples 3, 4 and 5 assume that the withdrawal(s) is/are taken on or after attaining the Lifetime Withdrawal Age. Any withdrawal that occurs after the Lifetime Withdrawal Age is either a Non-Excess Withdrawal or an Excess Withdrawal.

A "Non-Excess Withdrawal" is a withdrawal that does not exceed or cause the cumulative withdrawals for the current Contract Year to exceed the Annual Benefit Payment. Non-Excess Withdrawals do not reduce the Benefit Base.

An "Excess Withdrawal" is a withdrawal that causes the cumulative withdrawals for the current Contract Year to exceed the Annual Benefit Payment. An Excess Withdrawal, and any subsequent withdrawals that occur in that Contract Year, trigger a Proportional Adjustment to the Benefit Base.

Each time the Benefit Base changes, the Annual Benefit Payment will be recalculated to equal the applicable Withdrawal Rate multiplied by the new Benefit Base. The Annual Benefit Payment after the withdrawal is equal to the Withdrawal Rate multiplied by the Benefit Base after the withdrawal.

EXAMPLE #3 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS LESS THAN THE BENEFIT
BASE:

Benefit Base                                $10,000
AV                                          $4,000
Withdrawal in Contract Year 11              $600
AV after withdrawal                         $3,400
Benefit Base after withdrawal               $8,500

This example assumes an Excess Withdrawal is taken on or after the Lifetime Withdrawal Age, so the Benefit Base will be reduced in the same proportion as the withdrawal reduces the Account Value. The Benefit Base is reduced by $1,500 to $8,500 [$10,000 x ($600/$4,000) = $1,500].

EXAMPLE #4 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS GREATER THAN THE BENEFIT BASE:

Benefit Base                                $10,000
AV                                          $12,000
Withdrawal in Contract Year 11              $600
AV after withdrawal                         $11,400
Benefit Base after withdrawal               $9,500

This example assumes an Excess Withdrawal is taken on or after the Lifetime Withdrawal Age, so the Benefit Base will be reduced in the same proportion as the withdrawal reduces the Account Value. The Benefit Base is reduced by $500 to $9,500 [$10,000 x ($600/$12,000) = $500].

EXAMPLE #5 - EXCESS WITHDRAWAL AFTER A NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME CONTRACT YEAR:

Benefit Base                                                          $10,000
AV                                                                    $4,500
First withdrawal in Contract Year 11 (Non-Excess Withdrawal)          $500
AV after first withdrawal                                             $4,000
Benefit Base after the first withdrawal in year 11                    $10,000
Second withdrawal in Contract Year 11 (Excess Withdrawal)             $500
AV after second withdrawal                                            $3,500
Benefit Base after the second withdrawal in Contract Year 11          $8,750

Since the first withdrawal in year 11 is a Non-Excess Withdrawal taken on or after the Lifetime Withdrawal Age, such withdrawal does not trigger a Proportional Adjustment to the Benefit Base and so the Benefit Base remains at $10,000 and the Account Value is reduced by $500 to $4,000. This example assumes the second withdrawal is an Excess Withdrawal, so the Benefit Base will be reduced in the same proportion as the withdrawal reduces the Account Value. The Benefit Base is reduced by $1,250 to $8,750 [$10,000 x ($500/$4,000) = $1,250].

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

Example 6 illustrates the allocation requirements applicable to the Subaccounts, and other accounts included by rider, as described in "Allocation, Transfer and Rebalancing" above.

EXAMPLE #6 - ALLOCATION AND REBALANCING

Assume a Contract was issued on 1/1/2016 with an initial $100,000 Purchase Payment and the chosen allocation is:

     Platform 1: 80%
     Investment Option X = $80,000

     Platform 2: 20%
     Investment Option Y = $20,000

A subsequent Purchase Payment of $50,000 is made on 2/1/2016 with the same allocation. The amount allocated to Platform 1 and Platform 2 from the new Purchase Payment is:

     Platform 1: 80%
     Investment Option X = $40,000

     Platform 2: 20%
     Investment Option Y = $10,000

Assume the Account Value at the end of 3/31/2016 is $160,000, and that $130,000 is in Platform 1 and $30,000 is in Platform 2. The quarterly rebalancing will take place so that after the rebalancing, the Account Value in in Platform 1 and Platform 2 will be:

     Platform 1: 80%
     Investment Option X = 80% of $160,000 = $128,000

     Platform 2: 20%
     Investment Option Y = 20% of $160,000 = $32,000

The Contract Owner changes their rebalancing instructions on 5/1/2016. Allocation of future Purchase Payments and quarterly rebalancing will be made in accordance with the revised instruction. The new instruction is:

     Platform 1: 90%

     Platform 2: 10%

Assume the Account Value at the end of 6/30/2016 is $175,000, and that $140,000 is in Platform 1 and $35,000 is in Platform 2. The quarterly rebalancing will take place so that after the rebalancing, the Account Value in Platform 1 and Platform 2 will be:

     Platform 1: 90%
     Investment Option X = 90% of $175,000 = $157,500

     Platform 2: 10%
     Investment Option Y = 10% of $175,000 = $17,500

Assume the Account Value at the end of 9/30/2016 is $160,000, and that $120,000 is in Platform 1 and $40,000 is in Platform 2. The quarterly rebalancing will take place so that after the rebalancing, the Account Value in Platform 1 and Platform 2 will be:

Platform 1: 90%
Investment Option X = 90% of $160,000 = $144,000

Platform 2: 10%
Investment Option Y = 10% of $160,000 = $16,000

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

First MetLife Investors Insurance Company has caused this Rider to be signed by its [Secretary].


/s/ Tyla L. Reynolds
-------------------------
[SECRETARY]

                                  Page 11 of 11
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